Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

VAIL RESORTS, INC.

(the "Corporation")

(As Adopted and in Effect as of September 25, 2007)

Table of Contents

STOCKHOLDERS’ MEETINGS
1.	Time and Place of Meetings
2.	Annual Meeting
3.	Special Meetings
4.	Notice of Meetings
5.	Inspectors
6.	Quorum
7.	Voting
8.	Order of Business.
9.	Consent of Stockholders in Lieu of Meeting

DIRECTORS
10.	Function
11.	Number, Election and Terms
12.	Vacancies and Newly Created Directorships
13.	Nominations of Directors; Election.
14.	Resignation
15.	Regular Meetings
16.	Special Meetings
17.	Quorum
18.	Participation in Meetings by Telephone Conference
19.	Committees
20.	Compensation
21.	Rules
22.	Action by Directors Without a Meeting

NOTICES
23.	Generally
24.	Waivers

OFFICERS
25.	Generally
26.	Compensation
27.	Succession
28.	Authority and Duties

STOCK
29.	Stock
30.	Classes of Stock
31.	Transfers
32.	Lost, Stolen, or Destroyed Certificates
33.	Record Dates
34.	Record Date for Action by Written Consent
35.	Inspectors of Written Consent
36.	Effectiveness of Written Consent

INDEMNIFICATION
37.	Damages and Expenses
38.	Insurance, Contracts, and Funding

GENERAL
39.	Fiscal Year
40.	Seal
41.	Reliance upon Books, Reports, and Records
42.	Time Periods
43.	Interested Directors; Quorum
44.	Amendments
45.	Certain Defined Terms

STOCKHOLDERS' MEETINGS

1.  Time and Place of Meetings.  All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman, the President, or the Secretary, and stated in the notice of meeting.   The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

2.  Annual Meeting.  An annual meeting of the stockholders shall be held for the election of Directors, at which meeting the stockholders will elect the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before such meeting.  The date of the annual meeting shall be fixed by the Board.

3.  Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called only by (a) the Chairman or (b) the Secretary within ten (10) calendar days after receipt of the written request of a majority of the Board.  For purposes of these Amended and Restated Bylaws (the "Bylaws"), the "Board" means all of the members of the Board of Directors of the Corporation.  Any such request by a majority of the Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting.  At a special meeting of stockholders, only such business may be conducted or considered as (i) has been specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman or a majority of the Board or (ii) otherwise is properly brought before the meeting by the presiding officer of the meeting or by or at the direction of a majority of the Board.

4.  Notice of Meetings.  Written notice of every meeting of the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at its address as it appears in the records of the Corporation.  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting must be given in conformity herewith.  At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

5.  Inspectors.  The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting or any adjournment thereof.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

6.  Quorum.  Except as otherwise provided by law or the Restated Certificate of Incorporation, the holders of a majority of the Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business.  If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or represented by proxy at such meeting, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  For purposes of the foregoing, two or more series of Common Stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.  In the absence of a quorum, the stockholders so present and represented may, by vote of the holders of a majority of the shares of Common Stock of the Corporation so present and represented, adjourn the meeting, in accordance with Bylaw 4, until a quorum is present.

7.  Voting.  Except as otherwise provided in these Bylaws or the Restated Certificate of Incorporation or by law, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of Common Stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy (with a date not more than ninety (90) calendar days prior to the date of such meeting).  If the Restated Certificate of Incorporation provides for more or less than one vote for any share, or any matter, every reference in these Bylaws to a majority or other proportion of the shares of Common Stock shall refer to such majority or other proportion of the votes of such shares of Common Stock.  Every proxy must be duly executed and filed with the Secretary.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.  The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Restated Certificate of Incorporation or these Bylaws or unless the Chairman or the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine.  Every vote taken by written ballot will be counted by the inspectors of election.  When a quorum is present at any meeting, the affirmative vote of the holders of a majority of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Class 2 Directors or as otherwise provided in these Bylaws, the Restated Certificate of Incorporation, or by law.

8.  Order of Business.

(a)  The Chairman, if any, or, in his or her absence, the Vice Chairman, if any, or, in his or her absence, the President or, in his or   her absence, such other officer of the Corporation designated by a majority of the Board, will call meetings of the stockholders to order and will act as presiding officer thereof.  Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

(b)  At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with Bylaw 8(c).

(c)  For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of record of the Corporation at the time of the giving of notice for such annual meeting provided for in these Bylaws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal offices of the Corporation not less than thirty (30) calendar days prior to the annual meeting; provided, however, that in the event notice of the date of the annual meeting is not made at least sixty (60) calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the ninth calendar day following the day on which notice is first made of the date of the annual meeting.  A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.  Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at an annual meeting except in accordance with the procedures set forth herein.  The presiding officer of the annual meeting will, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures prescribed herein and, if so determined, so declare to the meeting, and any such business not properly brought before the meeting will not be transacted.

9.  Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided by the Restated Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

DIRECTORS

10.  Function.  Unless otherwise provided by law, these Bylaws or the Restated Certificate of Incorporation,  the business and affairs of the Corporation will be managed under the direction of the Board.  In the event that a Director is offered, or becomes aware of, any business opportunity in a capacity other than as a Director of the Corporation, such Director shall have no duty to disclose such opportunity to other Directors, the Board, or the Corporation.

11.  Number, Election and Terms.  The Board shall be comprised of no fewer than five (5) and no more than ten (10) Directors.  Each Director shall serve a one-year term.  Unless provided by the Restated Certificate of Incorporation, Directors need not be stockholders.

12.  Vacancies and Newly Created Directorships.  Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director; provided, however, whenever the holders of Common Stock are entitled to elect one or more Directors by the provisions of the Restated  Certificate of Incorporation,  vacancies and newly created directorship of such class or classes shall be filled by the vote of a majority of the Directors elected by such class or classes then in office or by the vote of the sole remaining Director so elected.  Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified.  No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

13.  Nominations of Directors; Election.

(a)  Other than persons nominated and elected pursuant to Bylaw 12, only persons who are nominated in accordance with the following procedures will be eligible for election as Directors of the Corporation.

(b)  Nominations  of persons for election as Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Bylaw 13 who is entitled to vote for the election of such Director at the meeting and who complies with the procedures set forth in this Bylaw 13; provided, however, whenever the holders of Common Stock are entitled to elect one or more Directors by the provisions of the Restated Certificate of Incorporation, of persons for election as Directors shall be made by Directors elected by such class or classes or by any stockholder of such class or classes entitled to vote for such Director.  All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

(c)  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) calendar days prior to the meeting; provided, however , that in the event that notice of the date of the meeting is not made at least sixty (60) calendar days prior to the date of the meeting, notice by the stockholder to be timely must be so received not later than the close of business on the ninth calendar day following the day on which notice is first made of the date of the meeting.  To be in proper written form, such stockholder's notice must set forth or include (i) the name and   address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting for such Director to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner, if any, on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) the class of Director, if any, for which nominated, if applicable; (vi) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (vii) the signed consent of each nominee to serve as a Director of the Corporation if so elected.  At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.  The presiding officer of the meeting for election of Directors will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Bylaw 13, and if so determined, so declare to the meeting, and the defective nomination will be disregarded.

14.  Resignation.  Any Director may resign at any time by giving written notice of resignation to the Chairman or the Secretary, and such resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

15.  Regular Meetings.  Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by a majority vote of the Board.  Notice of regular meetings of the Board need not be given.

16.  Special Meetings.  Special meetings of the Board may be called by the Chairman, the Vice Chairman, or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone,  telegram,  telex,  facsimile,  e-mail,  or similar medium of communication, and will be called by the Chairman, Vice Chairman, or the President in like manner and on like notice on the written request of a majority of the Directors.  Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

17.  Quorum.  Except as provided herein to the contrary, at all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business.  Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Restated Certificate of Incorporation to be taken by a majority of the Board, the act of a majority of the Directors present or voting by written proxy (with a date not more than thirty (30) calendar days prior to the date of such meeting) at any meeting at which there is a quorum will be the act of the Board.  If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present.

18.  Participation in Meetings by Telephone Conference.  Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

19.  Committees.

(a)  The Board may designate one or more committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.

(b)  Each committee of the Board shall serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board.  The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.  In lieu of such action by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

(c)  Unless otherwise prescribed by the Restated Certificate of Incorporation, a majority of the members of any committee of the Board shall constitute a quorum for the transaction of business, and the act of a majority of the members present or voting by written proxy (with a date not more than thirty (30) calendar days prior to the date of such meeting) at a meeting at which there is a quorum will be the act of such committee.  Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to these Bylaws and any rules prescribed by the Board, and will keep a written record of all actions taken by it.

20.  Compensation.  The Board may establish the compensation for, and reimbursement of the expenses of Directors for, membership on the Board or any committees of the Board, attendance at meetings of the Board or any committees of the Board, and for other services by Directors to the Corporation or any of its majority-owned subsidiaries.

21.  Rules.  The Board may adopt rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation.

22.  Action by Directors Without a Meeting.  Unless otherwise provided by the Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or any committee designated by the Board may be taken without a meeting if all members of the Board or of such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

NOTICES

23.  Generally.  Except as otherwise provided by law, whenever under the provisions of the Restated Certificate of Incorporation or these Bylaws, notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail.  Notice to Directors may also be given by telephone, telegram, telex, facsimile, e-mail, or similar medium of communication or as otherwise may be permitted by these Bylaws.

24.  Waivers.  Whenever notice is required to be given by law or under the provisions of the Restated Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

OFFICERS

25.  Generally.  The officers of the Corporation will be elected by the majority vote of the Board and will consist of a Chairman (who, unless specified otherwise, will also be the Chief Executive Officer), a President, a Secretary, and a Treasurer.  The Board may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board may from time to time determine.  Any number of offices may be held by the same person.  Any of the offices may be left vacant from time to time as the Board may determine.  In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

26.  Compensation.  The compensation of all officers and agents of the Corporation who are also Directors of the Corporation shall be fixed by the Board.  The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.

27.  Succession.  The officers of the Corporation will hold office until their successors are elected and qualified.  Any officer may be removed at any time by a majority of the Board.  Any vacancy occurring in any office of the Corporation may be filled by a majority of the Board.

28.  Authority and Duties.  Each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

STOCK

29.  Stock.  The shares of the Corporation will be represented by certificates unless the Board by resolution provides that some or all of any classes or series of stock will be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until the certificate is surrendered to the Corporation, and any such resolution may provide that, notwithstanding the resolution’s authorization of uncertificated shares, every holder of stock of the affected class or classes or series represented by certificates and upon request every holder of uncertificated shares of the affected class or classes or series will be entitled to have a certificate representing shares. Certificates representing shares of stock of the Corporation will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman or the President or Vice President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

30.  Classes of Stock.  The designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock, or in lieu thereof, such certificates will set forth a statement that the Corporation will furnish such information without charge to each stockholder who requests such information. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation will send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section, or in lieu thereof, a statement that the Corporation will furnish such information without charge to each stockholder who requests such information. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series will be identical.

31.  Transfers.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate or, if the issuance of uncertificated shares has been duly authorized for the class or series represented by such surrendered certificate, uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

32.  Lost, Stolen, or Destroyed Certificates.  The Secretary may direct a new certificate or certificates or, if the issuance of uncertificated shares has been duly authorized for the relevant class or series, uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the Secretary may require the owners of such lost, stolen, or destroyed certificate to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate or certificates or uncertificated shares.

33.  Record Dates.

(a)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not be more than sixty (60) calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

(c)  The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

34.  Record Date for Action by Written Consent.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date.  The Board shall promptly, but in all events within ten (10) calendar days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Bylaw 34).  If no record date has been fixed by the Board pursuant to the first sentence of this Bylaw 34 or otherwise within ten (10) calendar days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board pursuant to the first sentence of this Bylaw 34, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

35.  Inspectors of Written Consent.  In the event of the delivery, in the manner provided by Bylaw 34 above, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Bylaw 34 above represent at least the minimum number of votes that would be necessary to take the corporate action.  Nothing contained in this Bylaw 35 shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

36.  Effectiveness of Written Consent.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) calendar days of the earliest dated written consent received in accordance with Bylaw 34, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in Bylaw 34 above.

INDEMNIFICATION

37.  Damages and Expenses.

(a)  Without limiting the generality or effect of Article Eight of the Restated Certificate of Incorporation, the Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (an "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action suit, or proceeding, whether civil, criminal, administrative, or investigative (including,  without limitation,  any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that on or after the Effective Date such person is or was or had agreed to become a Director, officer or employee of the Corporation, or on or after the Effective Date is or was or had agreed to become at the request of the Board or of an officer of the Corporation, a director, officer, or employee of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), or anything done or not by such person in any such capacity, against all expenses (including, without limitation, attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding.  Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

(b)  If any provision or provisions of this Bylaw 37 are held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this Bylaw 37 (including, without limitation, all portions of any paragraph of this Bylaw 37 containing any such provision held to be invalid, illegal, unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Bylaw 37 (including without limitation, all portions of any paragraph of this Bylaw 37 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

38.  Insurance, Contracts, and Funding.  The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any proceeding referred to in Bylaw 37 or otherwise, to the fullest extent permitted by applicable law as then in effect.  The Corporation may enter into contracts with any person entitled to indemnification under Bylaw 37 or otherwise, and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in Bylaw 37.

GENERAL

39.  Fiscal Year.  The fiscal year of the Corporation means the period commencing August 1 of the preceding year and ending on July 31 of such year or such other date as may be fixed from time to time by the Board.

40.  Seal.  The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

41.  Reliance upon Books, Reports, and Records.  Each Director, each member of a committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's or entity's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

42.  Time Periods.  In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of calendar days prior to an event or that an act be done during a period of a specified number of calendar days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded and the day of the event will be included.

43.  Interested Directors; Quorum.  No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because the votes of such one or more Directors are counted for such purpose, if: (a) the material facts as to the relationship to or interest in the contract or transaction of such Director are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (b) the material facts as to the relationship to or interest in the contract or transaction of such Director are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.  Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

44.  Amendments.  Except as otherwise provided by law and subject to the Restated Certificate of Incorporation, these Bylaws may be amended in any respect or repealed, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.

45.  Certain Defined Terms.  Terms used herein with initial capital letters not otherwise defined herein that are defined in the Restated Certificate of Incorporation of the Corporation are used herein as so defined.